EXHIBIT 99.1


                     Investor Contact: Peter M. Holland, Chief Financial Officer
                                                                  (740) 772-8547
                    Media Contact: Mary Elsass, Senior Manager, Public Relations
                                                                  (740) 772-8364

                                       68 E. Main St.    Chillicothe, OH   45601

[COMPANY LOGO]

--------------------------------------------------------------------------------
NEWS                                              FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------


                   HORIZON PCS ANNOUNCES FIRST QUARTER RESULTS

CHILLICOTHE, OH (May 16, 2005) -- Horizon PCS, Inc. (Pink Sheets: HZPS), a PCS Affiliate of Sprint (NYSE:FON), today announced financial results for its first quarter ended March 31, 2005.

                                                            Reported                     Ex-NTELOS (1)
                                                         3 Months Ended                 3 Months Ended
                                                            March 31,                   March 31, 2004
                                               -----------------------------------     ------------------
                                                   2005                  2004
                                               (Successor)           (Predecessor)        (Predecessor)
                                               -----------------  ----------------     ------------------
Gross Subscribers Adds                              19,900                23,700              15,700
Net Subscriber Adds                                  2,400                (3,700)             (3,000)
Ending Subscribers                                 183,900               288,900             195,200
Churn, excluding 30-day deactivations                 2.9%                  2.9%                3.0%
ARPU (including roaming)                               $78                   $71                 ---
ARPU (excluding roaming)                               $51                   $53                 ---
CPGA                                                  $337                  $299                 ---
CCPU (including roaming)                               $57                   $60                 ---
CCPU (excluding roaming)                               $42                   $48                 ---


(1) Results exclude NTELOS Markets (as defined below). On June 15, 2004, Horizon completed its settlement agreements with Sprint PCS and exited the markets in Virginia and West Virginia that were previously operated under a Network
Services Agreement with NTELOS, Inc. (the "NTELOS Markets"). The statistics shown in the "Ex- NTELOS" column above have been adjusted to remove the results of operations from the NTELOS Markets. All of the other financial results and operating statistics cited in this press release, except those noted in the table above and the section entitled "First Quarter Highlights" below, include Horizon's financial and operating results in the NTELOS Markets through June 15, 2004, and thus may not be indicative of Horizon's financial and operating results for future periods.

FIRST QUARTER HIGHLIGHTS
------------------------
o Subscriber revenues were $27.7 million for the 2005 first quarter compared to $45.7 million in the 2004 first quarter, which included $15.9 million of subscriber revenues in the 2004 first quarter associated with the NTELOS Markets. Sprint travel, roaming and wholesale revenues were $15.2 million and $16.2 million for the three months ended March 31, 2005 and 2004, respectively. The 2004 first quarter included $4.7 million of roaming revenues associated with the NTELOS Markets. Excluding the NTELOS Markets from the 2004 first quarter, Sprint travel, roaming and wholesale revenues were up approximately $3.7 million, representing a 32% year over year increase in the 2005 first quarter.

o Horizon's operating loss was $20.8 million in the 2005 first quarter versus an operating loss of $11.1 million in the 2004 first quarter. The 2005 first quarter operating results included a $17.4 million increase in depreciation and amortization expense. The increase was principally due to accelerated depreciation on network switching equipment being retired and replaced with new Nortel Networks equipment, which is expected to be completed by year-end, as well as an increase in amortization of intangible assets due to fresh start accounting. In addition, during the 2005 first quarter Horizon recorded a $0.7 million reduction in operating expenses related to a gain on the previously announced sale of certain operating markets to Sprint PCS. Operating results for the 2004 first quarter included $5.5 million of operating expenses incurred in connection with Horizon's reorganization and emergence from bankruptcy on October 1, 2004.

o Adjusted EBITDA was $4.9 million for the 2005 first quarter compared to $2.6 million for the 2004 first quarter. The 2005 first quarter included $1.4 million in expenses related to the proposed merger with iPCS. Excluding merger related expenses from the 2005 first quarter, Adjusted EBITDA improved by $0.8 million from the 2004 fourth quarter, despite increased selling expenses related to higher gross subscriber additions.
o Excluding the NTELOS Markets from the 2004 fourth quarter, gross subscriber additions of 19,900 in the 2005 first quarter increased nearly 27% from the 2004 first quarter and 14% from the 2004 fourth quarter. Gross subscriber additions were up from the seasonally high fourth quarter due to a ramp up in selling and marketing efforts since the Company's emergence from bankruptcy on October 1, 2004.
o As of March 31, 2005, Horizon PCS served approximately 183,900 subscribers, of which 80% were prime credit class and 83% were under contract. For the three months ended March 31, 2005, our net subscribers increased by approximately 800 subscribers, which included the addition of approximately 2,400 subscribers and the sale of the interest in approximately 1,600 subscribers to Sprint.
o Churn excluding 30-day returns was 2.9% in the 2005 first quarter, compared to 3.2% in the 2004 fourth quarter.
o At March 31, 2005, Horizon had cash, cash equivalents and marketable securities of approximately $50.4 million. Capital expenditures were approximately $2.3 million for the 2005 first quarter.

In accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," Horizon adopted fresh start accounting as of October 1, 2004, and Horizon's emergence from Chapter 11 resulted in a new reporting entity. With respect to the periods prior to October 1, 2004, Horizon has been designated "Predecessor Company" and with respect to the periods as of and subsequent to October 1, 2004, Horizon has been designated as "Successor Company." Under the fresh start accounting, Horizon's reorganization equity value was allocated to the assets based on their respective fair values and was in conformity with SFAS No. 141 "Business Combinations." As a result of the implementation of fresh start accounting, Horizon's financial statements from and after October 1, 2004 are not comparable to its financial statements for prior periods.

Bill McKell, chairman and CEO of Horizon PCS, said, "We completed a very busy quarter at Horizon, which included signing of the previously announced merger agreement with iPCS and reaching price simplification terms with Sprint. Despite these major resource diversions, we were able to continue to improve operationally with growth in both Adjusted EBITDA and gross subscriber additions. We are pleased with our performance overall and with the direction of the Company. We expect our pending merger with iPCS, Inc. to close this summer."

ABOUT HORIZON PCS
-----------------
Horizon PCS is a PCS Affiliate of Sprint, with the exclusive right to market Sprint wireless mobility communications network products and services to a total population of approximately 7.2 million in portions of 11 contiguous states. Its markets are located between Sprint's Chicago, New York and Knoxville markets and connect or are adjacent to 12 major Sprint markets. As a PCS Affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint and Sprint PCS brand names. For more information, visit www.horizonpcs.com.

ABOUT SPRINT
------------
Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.


ADJUSTED EBITDA AND OTHER INFORMATION
-------------------------------------
Horizon PCS provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP") and adjustments to GAAP ("non-GAAP") to assess Horizon's financial performance. In addition, Horizon uses certain non-financial terms, such as churn, CPGA, ARPU and CCPU, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP. A non-GAAP financial measure is defined as a numerical measure of historical or future financial performance, financial position or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, statement of cash flow (or equivalent statements); or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community. These terms as used by Horizon may not be comparable to the use of these terms by other companies. The non-GAAP financial measures used in this press release are reconciled in an attachment to this release, and should be considered in addition to, not as a substitute for, the information prepared in accordance with GAAP.

EBITDA is computed as operating loss plus depreciation and amortization. Adjusted EBITDA is computed as EBITDA plus non-cash compensation, (gain) loss on sale of property and equipment, restructuring charges, and impairment of Sprint PCS licenses and property and equipment. This information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

CPGA - Cost per gross add summarizes the average cost to acquire new subscribers during the period. CPGA is the income statement components of selling and marketing and cost of equipment (net of equipment revenue), divided by the total new gross subscribers acquired during the period.

CCPU - Cash cost per user is the monthly cash costs to operate the business on a per user basis consisting of cost of service and general and administrative expenses, divided by the weighted average monthly subscribers for the period and divided by the number of months in the period.

ARPU - Average revenue per user summarizes the average monthly revenue per customer. ARPU is computed by dividing service revenues and roaming revenues for the period by the weighted average monthly subscribers for the period and divided by the number of months in the period.

Churn - Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber base during the period divided by the number of months during the period.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements or provide reasons why actual results may differ. For example, our expectations about our future growth and the benefits from the planned merger and/or new equipment purchased from Nortel may prove inaccurate due to factors such as the impact of competition, the effects of our bankruptcy and restructuring, risks associated with our relationship with Sprint, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business, see the "Risk Factors" section in Amendment No. 1 to the Company's S-4 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on April 28, 2005.

On April 15, 2005, iPCS filed a registration statement on Form S-4 with the Commission containing iPCS' and Horizon PCS' preliminary joint proxy statement/prospectus regarding their proposed merger. Stockholders are urged to read the preliminary joint proxy statement/prospectus regarding the proposed transaction and the definitive joint proxy statement/prospectus when it becomes available, because it contains, or will contain, important information.

Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about iPCS and Horizon PCS, without charge, at the Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other filings with the Commission by iPCS and Horizon PCS can also be obtained without charge, when they become available, by directing a request, as applicable, to iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, IL 60195, Attention:
Edmund L. Quatmann; or Horizon PCS, Inc., 68 E. Main Street, Chillicothe, OH 45601, Attention: Pete Holland.

                                                           HORIZON PCS, INC.
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              (UNAUDITED)

                                                       Successor                Predecessor
                                                        Company                   Company
                                                  ----------------------- -------------------------
                                                    Three Months Ended         Three Months Ended
                                                      March 31, 2005             March 31, 2004
                                                  ----------------------- -------------------------
Operating revenues:
Subscriber revenues                                   $       27,730,982      $         45,658,557
Roaming revenues                                              15,216,495                16,241,595
Equipment revenues                                             1,063,379                 1,275,362
                                                  ----------------------- -------------------------
Total operating revenues                                      44,010,856                63,175,514
                                                  ----------------------- -------------------------

Operating expenses:
Cost of service (exclusive of items shown
  below)                                                      23,703,411                44,055,153
Cost of equipment                                              2,073,233                 1,734,049
Selling and marketing                                          5,702,086                 6,614,123
General and administrative (exclusive of
  items shown below)                                           7,620,115                 8,128,787
Reorganization (income) expense                                        -                 5,520,401
Non-cash compensation                                            835,543                    48,348
Depreciation and amortization                                 25,565,966                 8,189,322
Gain on sale of subscribers                                     (720,317)                        -
                                                  ----------------------- -------------------------
Total operating expenses                                      64,780,037                74,290,183
                                                  ----------------------- -------------------------

Operating loss                                               (20,769,181)              (11,114,669)

Interest income and other, net                                   273,644                   148,621
Interest expense, net of capitalized interest                 (3,566,494)               (2,065,149)
                                                  ----------------------- -------------------------
Loss before income tax benefit                               (24,062,031)              (13,031,197)
Income tax benefit                                                     -                         -
                                                  ----------------------- -------------------------
Net loss                                                     (24,062,031)              (13,031,197)
Preferred stock dividend                                               -                (3,309,519)
                                                  ----------------------- -------------------------
Net loss attributable to common
shareholders                                          $      (24,062,031)     $        (16,340,716)
                                                  ======================= =========================

Basic and diluted loss per share attributed to
common stockholders                                   $            (2.70)
                                                  =======================
Weighted-average common shares outstanding                     8,915,952
                                                  =======================

                                                           HORIZON PCS, INC.
                                                      CONSOLIDATED BALANCE SHEETS
                                              AS OF MARCH 31, 2005, AND DECEMBER 31, 2004

                                                                        Successor                Successor
                                                                         Company                  Company
                                                                    ---------------------   ---------------------
                                                                          March 31,               December 31,
                                                                            2005                      2004
                                                                         (Unaudited)               (Audited)
                                                                    ---------------------   ---------------------
ASSETS
Current assets:
Cash and cash equivalents                                               $     50,380,262        $     55,540,540
Accounts receivable, net of allowance for doubtful accounts                    9,325,386              10,353,496
Equipment inventory                                                              403,698                 387,967
Prepaid expenses and other current assets                                      1,140,788               1,703,024
                                                                    ---------------------   ---------------------
Total current assets                                                          61,250,134              67,985,027
Other assets:
Debt issuance costs, net of amortization                                       3,940,388               4,071,734
Deferred activation expense and other assets                                     723,499                 443,914
Intangible assets, net                                                       102,514,282             111,432,516
                                                                    ---------------------   ---------------------
Total other assets                                                           107,178,169             115,948,164
Property and equipment, net                                                   91,900,257             106,258,330
                                                                    ---------------------   ---------------------
Total assets                                                            $    260,328,560        $    290,191,521
                                                                    =====================   =====================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable                                                        $      3,080,348        $      4,690,792
Accrued liabilities                                                            1,300,850               1,267,038
Accrued interest                                                               3,041,233               6,437,934
Accrued real estate, personal property and other taxes                         6,036,284               6,360,404
Payable to Sprint                                                              3,529,270               5,063,351
Deferred service revenue                                                       3,949,869               3,938,128
                                                                    ---------------------   ---------------------
Total current liabilities                                                     20,937,854              27,757,647

Long-term liabilities:
Long-term debt                                                               125,000,000             125,000,000
Other long-term liabilities                                                    3,864,870               3,961,136
Deferred activation revenue                                                      558,434                 278,848
                                                                    ---------------------   ---------------------
Total long-term liabilities                                                  129,423,304             129,239,984
                                                                    ---------------------   ---------------------
Total liabilities                                                            150,361,158             156,997,631
                                                                    ---------------------   ---------------------

Stockholders' equity:
Preferred stock, $0.0001 par value. Authorized 10,000,000 shares,
  none issued or outstanding                                                           -                       -
Common stock, $0.0001 par value. Authorized 25,000,000 shares,
  9,013,317 issued and outstanding at March 31, 2005 and
  8,909,568 issued and outstanding at December 31, 2004                              901                     891
Additional paid-in capital                                                   158,070,289             157,234,756
Accumulated deficit                                                          (48,103,788)            (24,041,757)
                                                                    ---------------------   ---------------------
Total stockholders' equity                                                   109,967,402             133,193,890
                                                                    ---------------------   ---------------------
Total liabilities and stockholders' equity                              $    260,328,560        $    290,191,521
                                                                    =====================   =====================

                                                           HORIZON PCS, INC.
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                              (UNAUDITED)

                                                                       Successor                 Predecessor
                                                                        Company                    Company
                                                                  ------------------------  ----------------------
                                                                   Three Months Ended        Three Months Ended
                                                                     March 31, 2005            March 31, 2004
                                                                  ------------------------  ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $       (24,062,031)      $     (13,031,197)
                                                                  ------------------------  ----------------------
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
Depreciation and amortization                                                  25,565,966               8,189,322
Non-cash compensation expense                                                     835,543                  48,348
Non-cash interest expense                                                         131,346                       -
Gain on sale of subscribers                                                      (720,317)                      -
Bad debt expense                                                                1,073,437               1,533,761
Loss on disposal of assets                                                              -                       -
Change in:
Accounts receivable                                                               (45,327)             (3,521,251)
Equipment inventory                                                               (15,731)               (211,814)
Interest receivable and other                                                     562,235              (1,117,548)
Accounts payable                                                               (1,610,444)              3,594,705
Accrued liabilities and deferred service revenue                               (3,675,268)                495,358
Liabilities subject to compromise                                                       -                (309,205)
Payable to Sprint                                                              (1,534,081)               (400,572)
Other assets and liabilities, net                                                 (96,265)               (117,586)
                                                                  ------------------------  ----------------------
Total adjustments                                                              20,471,094               8,183,518
                                                                  ------------------------  ----------------------
Net cash flows from operating activities                                       (3,590,937)             (4,847,679)
                                                                  ------------------------  ----------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net                                                      (2,298,175)               (473,857)
Proceeds from the sale of property and equipment                                    8,517                       -
Proceeds from sale of subscribers, net                                            720,317                       -
                                                                  ------------------------  ----------------------
Net cash flows from investing activities                                       (1,569,341)               (473,857)
                                                                  ------------------------  ----------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options                                                               -                       -
Notes payable - borrowings                                                              -                       -
Notes payable - repayments                                                              -                       -
                                                                  ------------------------  ----------------------
Net cash flows from financing activities                                                -                       -
                                                                  ------------------------  ----------------------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                                    (5,160,278)             (5,321,536)
CASH AND CASH EQUIVALENTS, BEGINNING                                           55,540,540              70,651,046
                                                                  ------------------------  ----------------------
CASH AND CASH EQUIVALENTS, ENDING                                     $        50,380,262       $      65,329,510
                                                                  ========================  ======================

                                                       HORIZON PCS, INC.
                        RECONCILIATION OF ADJUSTED EBITDA AND OTHER NON-GAAP FINANCIAL MEASURES
                                                                          (UNAUDITED)


                                                          Successor                Predecessor
                                                           Company                   Company
                                                      ----------------------  -----------------------
                                                        Three Months Ended        Three Months Ended
                                                          March 31, 2005            March 31, 2004
                                                      ----------------------  -----------------------
EBITDA:
    Net loss                                              $     (24,062,031)      $      (13,031,197)
    Net interest expense                                          3,566,494                2,065,149
    Depreciation and amortization                                25,565,966                8,189,322
    Gain on sale of subscribers                                    (720,317)                       -
    Interest income and other net                                  (273,644)                (148,621)
    Income tax expense (benefit)                                          -                        -
    Non-cash compensation expense                                   835,543                   48,348
    Restructuring items                                                   -                5,520,401
                                                      ----------------------  -----------------------
       Adjusted EBITDA                                    $       4,912,011       $        2,643,402
                                                      ----------------------  -----------------------
    Provision for bad debts                                       1,073,437                1,533,761
    Cash paid for reorganization expenses                                 -               (3,555,263)
    Non-cash interest items                                         131,346                        -
    Net interest expense                                         (3,566,494)              (2,065,149)
    Working capital changes                                      (6,141,237)              (3,404,430)
                                                      ----------------------  -----------------------
       Net cash flow from operating activities            $      (3,590,937)      $       (4,847,679)
                                                      ======================  =======================

                                                  HORIZON PCS, INC.
                     RECONCILIATION OF ADJUSTED EBITDA AND OTHER NON-GAAP FINANCIAL MEASURES
                                                                (UNAUDITED)


                                                  Successor                Predecessor
                                                   Company                   Company
                                             -----------------------  -----------------------
                                                Three Months Ended         Three Months Ended
                                                  March 31, 2005             March 31, 2004
                                             -----------------------  -----------------------

ARPU:
Subscriber revenues                              $       27,730,982       $       45,658,557
Roaming revenues                                         15,216,495               16,241,595
                                             -----------------------  -----------------------
Total subcriber revenue                          $       42,947,477       $       61,900,152
                                             =======================  =======================
Average subscribers                                         183,000                  289,200
ARPU (including roaming)                         $               78       $               71
ARPU (excluding roaming)                         $               51       $               53


CPGA:
Selling and marketing                            $        5,702,086       $        6,614,123
Cost of equipment                                         2,073,233                1,734,049
Equipment revenues                                       (1,063,379)              (1,275,362)
                                             -----------------------  -----------------------
Total cost of gross additions                    $        6,711,940       $        7,072,810
                                             =======================  =======================
Gross additions                                              19,920                   23,670
CPGA                                             $              337       $              299


CCPU:
Cost of service                                  $       23,703,411       $       44,055,153
General and administrative                                7,620,115                8,128,787
Restructuring items                                               -                5,520,401
                                             -----------------------  -----------------------
Total cash costs                                 $       31,323,526       $       57,704,341
                                             =======================  =======================

Roaming expense                                           8,217,633               10,926,552
                                             -----------------------  -----------------------
Cash costs less roaming                          $       23,105,893       $       46,777,789
                                             =======================  =======================
Average subscribers                                         183,000                  289,200
CCPU                                             $               57       $               60
CCPU (excluding restructuring)                   $               57       $               67
CCPU (excluding roaming)                         $               42       $               48
CCPU (excluding roaming and restructuring)       $               42       $               54



                                      # # #